Exhibit 32.2

Sarbanes-Oxley Act of 2002, Section 906 Certification for Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer

I, Bradley M. Rust, Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer of German American Bancorp, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:

(1) the Annual Report on Form 10-K for the year ended December 31, 2021, (the “Periodic Report”) which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2) information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of German American Bancorp, Inc.

This certificate is being furnished solely for purposes of Section 906 and is not being filed as part of the Periodic Report.

March 1, 2022
Date

/s/ Bradley M. Rust
Bradley M. Rust
Senior Executive Vice President, Chief Operating Officer
and Chief Financial Officer (principal financial officer)